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EXHIBIT 4.1

[FORM OF FACE OF SECURITY]

        FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS MAY 9, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD IS 4.85%, COMPOUNDED SEMIANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

        EDWARDS LIFESCIENCES CORPORATION (THE "ISSUER", WHICH TERM INCLUDES ANY SUCCESSOR THERETO) AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO TREAT THE FAIR MARKET VALUE OF ANY STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY OR UPON A PURCHASE OF THIS SECURITY AT THE HOLDER'S OPTION AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD," SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY. THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: EDWARDS LIFESCIENCES CORPORATION, TREASURY DEPARTMENT/INVESTOR SERVICES, MS 27X,ONE EDWARDS WAY, IRVINE, CA 92614.

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES

IN DEFINITIVE CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

(1)
This legend should be included only if the Security is a Global Security.

        [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF (X) THE ORIGINAL ISSUANCE DATE OF THIS SECURITY (OR, IF THE OVER-ALLOTMENT OPTION GRANTED TO J.P. MORGAN SECURITIES INC. IS EXERCISED, THE ORIGINAL ISSUE DATE OF THE SECURITIES ISSUED UPON EXERCISE OF SUCH OPTION) AND (Y) THE LAST DATE ON WHICH EDWARDS LIFESCIENCES CORPORATION (THE "ISSUER", WHICH TERM INCLUDES ANY SUCCESSOR THERETO) OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THEM TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY SHARE OF COMMON STOCK ISSUED UPON CONVERSION HEREOF ARE TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.](2)

        [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(2)
This legend should be included only if the Security is a Transfer Restricted Security.

EDWARDS LIFESCIENCES CORPORATION*

3.875% Convertible Senior Debentures due 2033

No.	CUSIP:	[Transfer Restricted Global Securities—28176EA A6] [Unrestricted Global Securities—28176EA B4]

        EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the "Company", which term shall include any successor under the Indenture referred to on the reverse hereof), promises to pay to                         , or registered assigns, the principal amount of                        Dollars ($            ) [, or such lesser amount as is indicated in the records of the Trustee and the Depositary,](3) on May 15, 2033, and to pay interest thereon from May 9, 2003 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on November 15, 2003, at the rate of 3.875% per annum (and, in the event and to the extent that Contingent Interest shall be payable on this Security at any time as provided herein and in the Indenture, to pay such Contingent Interest at the rate and on the dates specified herein), until the principal hereof is paid in full or made available for payment or until such date on which this Security is converted into Common Stock (or other securities or property) as provided in the Indenture, and to pay interest at the rate of 3.875% per annum on any overdue principal and, to the extent permitted by law, on any overdue installment of interest and on any overdue installment of Liquidated Damages, if any. Anything herein to the contrary notwithstanding, if any Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date, Change in Control Purchase Date or other date on which a payment hereon is due falls on a day that is not a Business Day, the required payment of interest, if any, Contingent Interest, if any, principal and Liquidated Damages, if any, will be made on the next succeeding Business Day and no interest, Contingent Interest, if any, Liquidated Damages, if any, or other amount will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date, Change in Control Purchase Date or other date, as the case may be, to the date of payment on such next succeeding Business Day. The accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which will be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (a "Regular Record Date"). However, in the case of Securities called for redemption on a Redemption Date or purchased by the Company on a Purchase Date or Change in Control Purchase Date during the period from the close of business on a Regular Record Date to the opening of business on the next succeeding Interest Payment Date, accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, will be paid (unless such Security is converted) on such Redemption Date, Purchase Date or Change in Control Purchase Date, as the case may be, to the Holders of such Securities so redeemed or purchased. Any accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof will be given to Holders as provided in the Indenture, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in the Indenture. Anything herein to the contrary notwithstanding, Liquidated Damages shall be payable to the Holder of this Security only in the event and to the extent such Holder is entitled to receive Liquidated Damages pursuant to the Registration Rights Agreement.

*
All references to, and all provisions relating to, Liquidated Damages shall be deleted if the Security is not a Transfer Restricted Security.

(3)
This phrase should be included only if the Security is a Global Security.

        Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	EDWARDS LIFESCIENCES CORPORATION

By:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By:	Authorized Signatory

[FORM OF REVERSE OF SECURITY]

3.875% Convertible Senior Debentures due 2033

        This Security is one of a duly authorized issue of 3.875% Convertible Senior Debentures due 2033 (the "Securities"), limited in aggregate principal amount to $150,000,000 (subject to the exceptions provided in the Indenture referred to below) of EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (including any successor under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of May 9, 2003 (as the same may be amended or supplemented from time to time, the "Indenture"), between the Company and JPMORGAN CHASE BANK, as trustee (the "Trustee", which term includes any successor trustee under the Indenture). The terms of this Security include those stated in the Indenture, those made part of the Indenture by reference to or pursuant to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

1.    INTEREST

        Subject to Section 2 below, interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Persons who are the Holders of Securities at the close of business on a Regular Record Date will be entitled to receive the payment of accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, payable on the corresponding Interest Payment Date (notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date), unless such Securities have been called for redemption on a Redemption Date or are purchased by the Company at the option of the Holder on a Purchase Date or Change in Control Purchase Date during the period from the close of business on such Regular Record Date to the opening of business on such Interest Payment Date. Securities surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the next Interest Payment Date, except for Securities called for redemption on a Redemption Date during the period from the close of business on such Regular Record Date to the opening of business on such Interest Payment Date, must be accompanied by payment from the Holder of an amount in Cash equal to the amount of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, payable on such Interest Payment Date with respect to the principal amount of the Securities so converted.

2.    CONTINGENT INTEREST

        Beginning with the six-month Interest Period commencing on May 15, 2008, the Company will pay contingent interest ("Contingent Interest") during a six-month Interest Period if the average Trading Price for the five Trading Days ending on and including the third Trading Day immediately preceding the first day of such six-month Interest Period equals or exceeds 120% of the principal amount of such Security.

        The Contingent Interest payable per $1,000 principal amount of a Security in respect of any six-month Interest Period in which Contingent Interest is payable shall accrue at the rate of 0.25% per six-month Interest Period of the average Trading Price per $1,000 principal amount of such Security for the applicable five Trading Day period ending on and including the third Trading Day immediately preceding the first day of such six-month Interest Period. The average Trading Price shall be calculated to the nearest cent, with one-half cent being rounded upwards.

        If Contingent Interest is payable in respect of any Security, then such Contingent Interest will be payable on the same dates and to the same Persons entitled to receive the interest otherwise payable on such Security. Contingent Interest, if payable, will accrue from and including the first day of the applicable six-month Interest Period to, but excluding, the date of payment (including payment on any Interest Payment Date, Stated Maturity, Redemption Date, Purchase Date or Change in Control Purchase Date). The amount of Contingent Interest payable on any date shall be calculated by the Company and shall be calculated on the same basis as which the interest otherwise payable on the Securities is payable, appropriately adjusted (if deemed necessary by the Company in its sole and absolute discretion) to reflect the fact that the Contingent Interest rate is stated on a six-month basis rather than a per annum basis.

        If the Company determines that Holders will be entitled to receive Contingent Interest during a six-month Interest Period, the Company will mail notice to that effect to Holders at their addresses in the register of Securities maintained by the Registrar or issue a press release to that effect, in each case promptly after the Company makes that determination.

        The term "Interest Period" means the period beginning on and including May 15 through and including the next succeeding November 14 and the six-month period beginning on and including November 15 through and including the next succeeding May 14.

3.    METHOD OF PAYMENT

        Holders must surrender Securities to a Paying Agent to collect the principal of and interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, payable in respect of such Securities at Stated Maturity or on any Redemption Date, Purchase Date, Change in Control Purchase Date or other date on which principal is payable, and the Company shall pay such amounts at the office of the Paying Agent or, at the option of the Company, by wire transfer. Interest, Contingent Interest, if any, and Liquidated Damages, if any, on Securities shall be paid in Cash and may be paid by mailing a check to the address on the Person entitled thereto as such address shall appear in the register of Securities maintained by the Registrar or, at the option of the Company, by wire transfer.

4.    PAYING AGENT, CONVERSION AGENT, REGISTRAR AND BID SOLICITATION AGENT

        Initially, the Trustee shall act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar, co-registrar or Bid Solicitation Agent or approve a change in the office through which any Paying Agent, Conversion Agent, Registrar or co-registrar acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar, co-registrar or Bid Solicitation Agent.

5.    AMOUNT OF SECURITIES

        The Securities are unsubordinated and unsecured obligations of the Company limited to $150,000,000 aggregate principal amount, subject to the exceptions set forth in Sections 2.7 and 2.8 of the Indenture.

6.    REDEMPTION AT THE OPTION OF THE COMPANY

        No sinking fund is provided for the Securities. Prior to May 15, 2008, the Securities will not be redeemable at the option of the Company. On or after May 15, 2008, the Company may redeem the Securities, at its option, at any time in whole or from time to time in part, upon notice to the Holders of Securities to be redeemed as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, to, but excluding, the Redemption Date (the "Redemption Price"); provided that payments of accrued and unpaid interest, if any, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date shall be payable on such Interest Payment Date to the Persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Redemption Price shall not include any such accrued and unpaid interest, if any, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date). Any redemption of Securities shall be subject to the further terms and conditions set forth in the Indenture.

7.    NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

        Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's address as set forth in the register of Securities maintained by the Registrar. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date, then on and after the Redemption Date, interest, Contingent Interest, if any, and Liquidated Damages, if any, shall cease to accrue on the Securities (or portions thereof) called for redemption and such Securities (or portions thereof) will cease to be outstanding. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8.    PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

          (a)   Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Securities held by such Holder on May 15, 2008, May 15, 2013 and May 15, 2018 (each, a "Purchase Date") at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on the Securities to be so purchased to, but excluding, the applicable Purchase Date (the "Purchase Price"); provided that payments of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Purchase Date will be payable on such Interest Payment Date to the Persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Purchase Price shall not include any such accrued and unpaid interest, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date). In order to exercise this option, a Holder must satisfy the conditions set forth in the Indenture, including the delivery of a Purchase Notice containing the information set forth in the Indenture within the time period specified in the Indenture and the delivery of Securities to be purchased as provided in the Indenture. The Company will pay the Purchase Price in Cash for any Securities to be purchased on the Purchase Date occurring on May 15, 2008. With respect to the May 15, 2013 and May 15, 2018 Purchase Dates, the Purchase Price may be paid by the Company, at its option, in Cash or by the delivery of shares of Common Stock, or in any combination thereof as set forth in the Indenture, provided that the Company will pay any accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, in Cash.

          Securities in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

          (b)   If a Change in Control shall occur at any time prior to May 15, 2008, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase all of such Holder's Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the Change in Control Purchase Date specified by the Company in accordance with the provisions of the Indenture at a Change in Control Purchase Price equal to 100% of the principal amount of Securities to be purchased, plus accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, to, but excluding, the applicable Change in Control Purchase Date (the "Change in Control Purchase Price"); provided the payments of accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, that are due and payable on any Interest Payment Date falling on or prior to a Change in Control Purchase Date will be payable on such Interest Payment Date to the Persons that were the Holders of the Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Date (in which case the Change in Control Purchase Price shall not include any such accrued and unpaid interest, Contingent Interest, if any, or Liquidated Damages, if any, paid or duly provided for on such Interest Payment Date). The Change in Control Purchase Price shall be paid by the Company, at its option, in Cash, by the delivery of shares of Common Stock or in any combination thereof as set forth in the Indenture, provided that the Company will pay any accrued and unpaid interest, Contingent Interest, if any, and Liquidated Damages, if any, in Cash.

          (c)   Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to such Purchase Date or Change in Control Purchase Date, as the case may be, and otherwise in accordance with the provisions of the Indenture.

          (d)   If Cash and/or Common Stock (if permitted under the Indenture) sufficient to pay a Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on or before the Purchase Date or the Change in Control Purchase Date, as the case may be, interest, Contingent Interest, if any, and Liquidated Damages, if any, shall cease to accrue on such Securities (or portions thereof) on and after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Securities).

          (e)   As provided in the Indenture, any Purchase Date or Change in Control Purchase Date may be extended as necessary to comply with applicable law.

9.    CONVERSION

        Subject to and in compliance with the terms and conditions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Article XII thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Securities (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), into fully paid and nonassessable of shares of Common Stock at the Conversion Price in effect on the date of conversion. The number of full shares of Common Stock issuable upon conversion of a Security (or portion thereof) shall be equal to the amount obtained by dividing the principal amount of such Security (or portion thereof) being converted by the Conversion Price as in effect at the time of conversion and rounding the quotient as provided in the Indenture.

        A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Purchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture. If a Security (or portion thereof) is called for redemption, the Holder of such Security (or portion thereof) may convert such Security (or portion thereof) called for redemption at any time before the close of business on the Business Day immediately preceding the Redemption Date.

        The initial Conversion Price is $54.66 per share of Common Stock, subject to adjustment in certain events described in the Indenture.

        To surrender a Security for conversion, a Holder must (1) in the case of Global Securities, comply with the Applicable Procedures in effect at that time, or in the case of Certificated Securities, surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents, (4) pay all funds required, if any, relating to interest, Contingent Interest, if any, or Liquidated Damages, if any, and any transfer or similar tax, if required, and (5) comply with any other applicable requirements of the Indenture.

        No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

        No payment or adjustment will be made for accrued and unpaid interest, if any, accrued and unpaid Contingent Interest, if any, or accrued and unpaid Liquidated Damages, if any, on any Securities (or portions thereof) to be converted or for dividends on the shares of Common Stock issuable upon conversion.

        On conversion of a Security, that portion of accrued and unpaid interest, including Contingent Interest, if any, on the converted Security attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from May 9, 2003) through the date of conversion, and Liquidated Damages, if any, and Tax Original Issue Discount accrued through the date of conversion with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares), in exchange for the Security being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such Cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Interest, if any), and Liquidated Damages, if any, and Tax Original Issue Discount accrued through the date of conversion and the balance, if any, of such fair market value of such Common Stock (and any such Cash payment) shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

        The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the fair market value of the Common Stock received upon the conversion of a Security (together with any Cash payment in lieu of fractional shares) as a contingent payment on the Security for purposes of Treasury Regulation Section 1.1275-4(b).

10.    DENOMINATIONS; TRANSFER; EXCHANGE

        The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and multiplies of $1,000. A Holder may transfer or exchange Securities in accordance with, and subject to any applicable restrictions on transfer or exchange set forth in, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities under certain circumstances provided in the Indenture.

11.    PERSONS DEEMED OWNERS

        The Holder of this Security may be treated as the owner of this Security for all purposes.

12.    UNCLAIMED MONEY OR PROPERTY

        The Trustee and the Paying Agent shall return to the Company upon written request any money, securities or other property held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years after the date upon which that payment became due, subject to any applicable unclaimed property law, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money, securities or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money, securities or other property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money, securities or other property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.    AMENDMENT; WAIVER

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions and their consequences may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture and the Securities may be amended without the consent of any Holders under circumstances set forth in Section 11.1 of the Indenture.

14.    DEFAULTS AND REMEDIES

        If an Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare the principal amount of and any accrued and unpaid interest and Contingent Interest, if any, through the date of acceleration on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the principal of and any accrued and unpaid interest and Contingent Interest, if any, on the Securities through the date of acceleration being declared due and payable immediately upon the occurrence of such Events of Default. Subject to the terms and conditions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding may rescind and annul an acceleration of the Securities and its consequences.

15.    CONSOLIDATION, MERGER, AND SALE OF ASSETS

        In the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as entirety to another Person, as described in Section 7.1 of the Indenture, the successor person (if other than the Company) or the person to which such conveyance, transfer or lease is made, as the case may be, shall succeed to and substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities and thereafter the Company shall be discharged from all obligations and covenants to Holders under the Indenture and the Securities.

16.    TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

        The Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Registrar.

17.    CALCULATIONS IN RESPECT OF THE SECURITIES

        The Company will be responsible for making all calculations called for under the Securities, the Indenture or the Registration Rights Agreement. These calculations include, but are not limited to, determination of the Market Prices and Last Reported Sale Prices for the Common Stock, the Trading

Price of the Securities, whether Contingent Interest shall be payable on the Securities, the amount of accrued interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities, in the event that the Company shall elect to pay the Purchase Price or Change in Control Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of Common Stock issuable to make such payment, the amount of Cash payable in respect of fractional shares of Common Stock, and the Conversion Price of the Securities as in effect from time to time and whether the conditions to conversion set forth in Section 12.1(a)(i) or 12.1(b)(i) of the Indenture have been satisfied. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee, the Conversion Agent, the Bid Solicitation Agent and the Paying Agent, upon written request, a schedule of its calculations and each of the Trustee, the Conversion Agent, the Bid Solicitation Agent and the Paying Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

18.    NO RECOURSE AGAINST OTHERS

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Securities, or because of any indebtedness or obligation evidenced hereby or thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or any predecessor or successor, either directly or through the Company or any predecessor or successor. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.    AUTHENTICATION

        This Security shall not be valid or obligatory for any purpose or entitled to any benefit under the Indenture until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.    DISCHARGE

        Upon compliance by the Company with certain conditions set forth in the Indenture, the Indenture shall cease to be of further effect except for certain provisions, specified in the Indenture, which shall survive such discharge.

21.    ABBREVIATIONS

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.    GOVERNING LAW

        This Security shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

For value received, I or we assign and transfer this Security to
(Insert assignee's soc. sec. or tax ID no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint attorney to transfer this Security on the books of the Company. The attorney may substitute another to act for him.
Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security. Your signature must correspond with the name as it appears on the face of this Security in every particular, without any change whatever.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

CONVERSION NOTICE

        This notice relates to the 3.875% Convertible Senior Debentures due 2033 (the "Securities") of Edwards Lifesciences Corporation, a Delaware corporation (the "Company," which terms includes any successor under the Indenture referred to below), issued pursuant to an Indenture, dated as of May 9, 2003 (as amended or supplemented from time to time, the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

        The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or the portion of this Security designated below, into Common Stock of the Company, upon the terms and subject to the conditions of the Indenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment of fractional shares, be issued in the name of and delivered to the undersigned (or to a DTC participant holding on behalf of the undersigned), unless a different name has been indicated below (in which case both such shares and any payment in respect of fractional shares will be made to the person indicated below). If shares are to be issued in the name of a person other than the undersigned, (i) the undersigned will pay all transfer taxes and other governmental charges payable in connection therewith and (ii) if the Securities being converted bear the Legend or are "restricted securities" (within the meaning of Rule 144 under the Securities Act of 1933), the undersigned is delivering herewith a duly executed and completed Common Stock Transfer Certificate and acknowledges that the undersigned may be required to deliver such legal opinions and other documents required by the Indenture before the undersigned or any other person will be entitled to receive any of such shares of Common Stock.

        To convert this Security into shares of Common Stock of the Company, check the box ☐

        To convert only a portion of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $                        . If you do not indicate the part of this Security to be converted, the entire Security will be converted.

        If you want the stock certificate made out in another person's name fill in the form below:

(Insert assignee's soc. sec. or tax ID no.)

(Print or type assignee's name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security. Your signature must correspond with the name as it appears on the face of this Security in every particular, without any change whatever.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

TRANSFER CERTIFICATE(4)

  Re:
  3.875% Convertible Senior Debentures due 2033 (the "Securities") of EDWARDS LIFESCIENCES CORPORATION (the "Company", which term includes any successor under the Indenture referred to below)

        This certificate relates to $             principal amount of Securities owned in (check applicable box)

        ☐ book-entry or    ☐ definitive form by                          (the "Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

        In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Sections 2.6 and 2.12 of the Indenture dated May 9, 2003 between the Company and JPMorgan Chase Bank, as trustee (as the same may be amended or supplemented from time to time, the "Indenture"), and in the Legend (as defined in the Indenture), and further certifies that the transfer of each such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

  ☐
  Such Security is being transferred to the Company or a Subsidiary;

  ☐
  Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act;

  ☐
  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act provided by, and in accordance with, Rule 144 (or any successor provision thereto) ("Rule 144") under the Securities Act, if available;

  ☐
  Such Security is being acquired for the Transferor's own account, without transfer; or

  ☐
  Such security is being transferred pursuant to an effective registration statement under the Securities Act.

        The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which bears a Legend or which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

(4)
This certificate should only be included if this Security is a Transfer Restricted Security.

DATE:	Insert Name of Transferor
Signature(s) of Transferor Title:
(If the registered owner is a corporation, partnership, other entity or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program

	By:	Authorized Signatory

        To be completed by transferee if the transfer is made pursuant to Rule 144A under the Securities Act (as defined above):

        The undersigned transferee represents and warrants (i) that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and is aware that the Securities (as defined above) are being transferred in reliance on Rule 144A under the Securities Act, (ii) the undersigned is acquiring the Securities for its own account or for the account of one or more other qualified institutional buyers over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Securities are being transferred in reliance on Rule 144A) and (iii) this instrument has been executed on behalf of the undersigned by one of its executive officers. The undersigned transferee acknowledges and agrees that the Securities have not been registered under the Securities Act and may not be transferred except in accordance with the resale and other transfer restrictions set forth on the face thereof and in the Indenture relating thereto.

Dated:	Insert Name of Transferee

	By:	Executive Officer

COMMON STOCK TRANSFER CERTIFICATE(5)

  Re:
  Common Stock (the "Common Stock") of EDWARDS LIFESCIENCES CORPORATION (the "Company", which term includes any successor under the Indenture referred to below)

        This certificate relates to                          shares (the "Shares") of Common Stock owned in certificated form by                          (the "Transferor") or issuable upon conversion of 3.875% Convertible Senior Debentures due 2033 (the "Securities") of the Company owned by the Transferor.

        The Transferor has requested that the transfer agent of the Common Stock register the transfer of such Shares or, in the case of issuance of Shares upon conversion of Securities, that such Shares be registered in a name other than that of the Transferor (any such transfer or issuance being hereinafter called a "transfer").

        In connection with such request and in respect of each such Share, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Shares as provided in Section 12.10 of the Indenture dated May 9, 2003 between the Company and JPMorgan Chase Bank, as trustee (as the same may be amended or supplemented from time to time, the "Indenture"), and in the Restricted Common Stock Legend (as defined in the Indenture), and further certifies that the transfer of each such Share is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer of such Share does not require registration under the Securities Act because (check applicable box):

  ☐
  Such Share is being transferred to the Company or a Subsidiary;

  ☐
  Such Share is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act provided by, and in accordance with, Rule 144 (or any successor provision thereto) ("Rule 144") under the Securities Act, if available; or

  ☐
  Such Share is being transferred pursuant to an effective registration statement under the Securities Act.
DATE:	Insert Name of Transferor
Signature(s) of Transferor Title:
(If the registered owner is a corporation, partnership, other entity or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program

	By:	Authorized Signatory

(5)
This certificate should only be included if this Security is a Transfer Restricted Security.

QuickLinks

[FORM OF FACE OF SECURITY]
EDWARDS LIFESCIENCES CORPORATION* 3.875% Convertible Senior Debentures due 2033
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
[FORM OF REVERSE OF SECURITY] 3.875% Convertible Senior Debentures due 2033
ASSIGNMENT FORM
CONVERSION NOTICE
TRANSFER CERTIFICATE(4)
COMMON STOCK TRANSFER CERTIFICATE(5)